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EXHIBIT 10.2

AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

by and among

URPASIS INVESTMENTS LIMITED,

URVANOS INVESTMENTS LIMITED,

IHS INC.,

GENERAL ATLANTIC PARTNERS 82, L.P.,

GAP COINVESTMENTS III, LLC

and

GAP COINVESTMENTS IV, LLC

Dated: October 6, 2005

i

ARTICLE VII	CONDITIONS TO THE OBLIGATION OF THE COMPANY AND THE SELLERS TO CLOSE	11
7.1	Payment of Purchase Price	11
7.2	IPO	11
ARTICLE VIII	INDEMNIFICATION	11
8.1	Indemnification	11
8.2	Notification	12
8.3	Contribution	12
8.4	Limits on Indemnification	13
ARTICLE IX	COVENANTS OF THE PARTIES	13
9.1	Registration Rights	13
9.2	Allocation of the Purchased Shares and the Purchase Price among the Purchasers	14
9.3	Lock-Up	14
ARTICLE X	TERMINATION OF AGREEMENT	15
10.1	Termination	15
10.2	Survival	15
ARTICLE XI	MISCELLANEOUS	15
11.1	Survival of Representations and Warranties	15
11.2	Notices	15
11.3	Successors and Assigns; Third Party Beneficiaries	17
11.4	Amendment and Waiver	17
11.5	Counterparts	17
11.6	Headings	17
11.7	GOVERNING LAW	17
11.8	Severability	17
11.9	Rules of Construction	17
11.10	Entire Agreement	18
11.11	Public Announcements	18
11.12	Further Assurances	18
ANNEXES
Annex A	Ownership of Class A Common Stock
SCHEDULES
2.1	Purchased Shares and Purchase Price
4.1	Significant Subsidiaries

ii

AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

        AMENDED AND RESTATED STOCK PURCHASE AGREEMENT, dated October 6, 2005 (this "Agreement"), by and among Urpasis Investments Limited, a Cyprus limited liability company ("Urpasis"), Urvanos Investments Limited, a Cyprus limited liability company ("Urvanos" and, together with Urpasis, the "Sellers"), IHS Inc., a Delaware corporation (the "Company"), General Atlantic Partners 82, L.P., a Delaware limited partnership ("GAP LP"), as assignee of General Atlantic Partners 80, L.P., GAP Coinvestments III, LLC, a Delaware limited liability company ("GAP Coinvestments III") and GAP Coinvestments IV, LLC, a Delaware limited liability company ("GAP Coinvestments IV" and, collectively with GAP LP and GAP Coinvestments III, the "Purchasers").

        WHEREAS, the Company and the Purchasers are parties to a Stock Purchase Agreement, dated April 11, 2005 (the "Original Agreement");

        WHEREAS, prior to the date hereof General Atlantic Partners 80, L.P. has assigned all of its rights and obligations under the Original Agreement to its Affiliate, GAP LP, and GAP LP has agreed to accept such assignment;

        WHEREAS, pursuant to the Original Agreement, the Company agreed to issue and sell, and the Purchasers agreed to buy, shares of Class A Common Stock, par value $0.01 per share, of the Company (the "Class A Common Stock");

        WHEREAS, the Company, the Purchasers and the Sellers propose to hereby amend and restate the Original Agreement in its entirety;

        WHEREAS, the Sellers are the beneficial and record owners of the issued and outstanding shares of Class A Common Stock as set forth on Annex A hereto;

        WHEREAS, the Company believes that it is in its best interests to facilitate the sale by the Sellers of certain shares of Class A Common Stock to the Purchasers in the manner set forth in this Agreement; and

        WHEREAS, upon the terms and conditions set forth in this Agreement, the Sellers propose to sell to each of the Purchasers the aggregate number of shares of Class A Common Stock, to be determined as set forth in Section 2.1 hereof, for an aggregate purchase price of $75,000,000.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

        1.1    Definitions.    As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

        "Affiliate" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

        "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

        "Audited Financial Statements" has the meaning set forth in Section 4.8 of this Agreement.

        "Authorization" has the meaning set forth in Section 4.2 of this Agreement.

        "Board of Directors" means the Board of Directors of the Company.

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

        "By-laws" means the By-laws of the Company in effect on the date hereof.

        "Certificate of Incorporation" means the Certificate of Incorporation of the Company in effect on the date hereof.

        "Class A Common Stock" has the meaning set forth in the preamble to this Agreement.

        "Class B Common Stock" means the Class B Common Stock, par value $0.01 per share, of the Company.

        "Closing" has the meaning set forth in Section 2.2 of this Agreement.

        "Closing Date" has the meaning set forth in Section 2.2 of this Agreement.

        "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

        "Commission" means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

        "Company" has the meaning set forth in the preamble to this Agreement.

        "Company Plans" means each Plan that the Company and each of its Subsidiaries maintains or to which the Company and each of its Subsidiaries contributes.

        "Condition of the Company" means the assets, business, properties, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

        "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

        "Environmental Laws" has the meaning set forth in Section 4.5(a) of this Agreement.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

        "FCPA" has the meaning set forth in Section 4.5(c) of this Agreement.

        "GAAP" means United States generally accepted accounting principles in effect from time to time.

        "GA LLC" means General Atlantic LLC.

        "GAP Coinvestments III" has the meaning set forth in the preamble to this Agreement.

        "GAP Coinvestments IV" has the meaning set forth in the preamble to this Agreement.

        "GAP Group" has the meaning set forth in Section 5.9 of this Agreement.

        "GAP LP" has the meaning set forth in the preamble to this Agreement.

        "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

        "Indemnified Party" has the meaning set forth in Section 8.1 of this Agreement.

        "Intellectual Property" has the meaning set forth in Section 4.5(b) of this Agreement.

        "IPO" means the Company's initial public offering of its shares of Class A Common Stock as contemplated by the SEC Report.

        "IPO Price" has the meaning set forth in Section 2.1 of this Agreement.

        "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

        "Losses" has the meaning set forth in Section 8.1 of this Agreement.

        "Material Adverse Effect" has the meaning set forth in Section 4.1 of this Agreement.

        "Money Laundering Laws" has the meaning set forth in Section 4.5(d) of this Agreement.

        "OFAC" has the meaning set forth in Section 4.5(e) of this Agreement.

        "Order" means any rule, regulation, judgment, injunction, writ, award, decree or order of any nature.

        "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

        "Purchased Shares" has the meaning set forth in Section 2.1 of this Agreement.

        "Purchasers" has the meaning set forth in the preamble to this Agreement.

        "Purchasers' RRA" has the meaning set forth in Section 9.1 of this Agreement.

        "SEC Report" means Amendment No. 5 to the Company's Registration Statement on Form S-1 (Registration Number 333-122565) filed with the Commission on August 30, 2005.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

        "Secretary" has the meaning set forth in the Company's By-laws.

        "Sellers" has the meaning set forth in the preamble to this Agreement.

        "Selling Stockholder RRA" has the meaning set forth in Section 9.1 of this Agreement.

        "Significant Subsidiaries" has the meaning set forth in Section 4.1 of this Agreement.

        "Stock Equivalents" means any security or obligation which is by its terms convertible into or exchangeable or exercisable for shares of common stock or other capital stock of the Company, and any option, warrant or other subscription or purchase right with respect to common stock or such other capital stock.

        "Subsidiaries" means, as of the relevant date of determination, with respect to any Person, a corporation or other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person. Unless otherwise qualified, or the context otherwise requires, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

        "Transfer" shall have the meaning set forth in Section 9.3 of this Agreement.

        "Unaudited Financial Statements" has the meaning set forth in Section 4.8 of this Agreement.

ARTICLE II

PURCHASE AND SALE OF CLASS A COMMON STOCK

        2.1    Purchase and Sale of Class A Common Stock.    Subject to the terms and conditions herein set forth, the Sellers, jointly and severally, agree to sell to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase from the Sellers, on the Closing Date the percentage of the aggregate number of shares of Class A Common Stock being sold and determined pursuant to the next sentence of this Section 2.1 as is set forth opposite such Purchaser's name on Schedule 2.1 hereto (which shall be updated in accordance with Section 9.2 hereof to the extent necessary by the Purchasers and such updated Schedule will be delivered to the Company and the Sellers no later than the Business Day prior to the Closing Date). The shares of Class A Common Stock being purchased pursuant to this Section 2.1 are collectively referred to herein as the "Purchased Shares". For purposes of this Agreement, the aggregate number of all Purchased Shares shall be equal to (rounded to the nearest whole share) the quotient obtained by dividing (x) 75,000,000 by (y) the "initial public offering price per share" of Class A Common Stock as set forth on the front cover of the final prospectus contained in the Company's Registration Statement on Form S-1 (333-122565) (the "IPO Price").

        2.2    Closing.    Unless this Agreement has been terminated in accordance with Section 10.1, the closing of the sale and purchase of the Purchased Shares (the "Closing") shall take place at the offices of Davis Polk & Wardwell, New York, New York, at 10:00 a.m., local time, simultaneously with the closing of the IPO, or at such other time, place and date that the parties hereto may agree in writing (the "Closing Date"); provided, however, that in no event shall the Closing Date be later than the closing of the IPO. On the Closing Date, (a) the Sellers shall deliver to each of the Purchasers, certificates representing the Purchased Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, (b) the Company shall register the Purchased Shares in the stock register of the Company in the name of the appropriate Purchaser and (c) each Purchaser shall pay the aggregate purchase price for its Purchased Shares by wire transfer of immediately available funds to such account or accounts as designated by the Sellers.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

        Each Seller, jointly and severally, represents and warrants to each of the Purchasers and the Company on and as of the date hereof as follows:

        3.1    Consents.    All consents, approvals, authorizations and orders necessary for the execution and delivery by such Seller of this Agreement, and for the sale and delivery of the Purchased Shares, have been obtained; and such Seller has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Purchased Shares to be sold by such Seller hereunder.

        3.2    No Contravention.    The sale of the Purchased Shares to be sold by such Seller hereunder and the compliance by such Seller with all of the provisions of this Agreement, and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Seller is a party or by which such Seller is bound or to which any of the property or assets of such Seller is subject, except for such conflicts, breaches or violations as would not interfere with the consummation of the transactions contemplated by this Agreement; nor will such action result in any violation of the provisions of the Memorandum of Association or Articles of Association of such Seller or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Seller or the property of such Seller.

        3.3    Title to the Purchased Shares.    Such Seller has, and immediately prior to the Closing such Seller will have, good and valid title to the Purchased Shares to be sold by such Seller hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Purchased Shares and payment therefor pursuant hereto, good and valid title to such Purchased Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Purchasers.

        3.4    SEC Report.    To the extent that any statements or omissions made in the SEC Report or any amendment or supplement thereto are made in reliance upon and in conformity with information furnished to the Company by such Seller for use therein, the SEC Report and any further amendments or supplements thereto, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

        3.5    Private Offering.    No form of general solicitation or general advertising was used by such Seller in connection with its sale of the Purchased Shares.

        3.6    Broker's, Finder's or Similar Fees.    Any brokerage commissions, finder's fees, placement fees, or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Seller or any action taken by any such Seller shall be paid by such Seller on the Closing Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to each of the Purchasers on and as of the date hereof as follows:

        4.1    Corporate Existence and Power.    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the SEC Report, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction. The Company has no subsidiaries except those entities set forth in Exhibit 21 to the SEC Report; the subsidiaries of the Company listed in Schedule 4.1 hereto are the only significant subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X, as promulgated by the Commission) of the Company (the "Significant Subsidiaries"); each subsidiary of the Company has been duly incorporated or formed and is validly existing as a corporation or limited liability company under the laws of its jurisdiction of incorporation or formation; and each subsidiary of the Company is in good standing (to the extent such concept is recognized in its jurisdiction of incorporation or formation), except where the failure of any subsidiary other than a Significant Subsidiary to be in good standing would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its consolidated subsidiaries taken as a whole (a "Material Adverse Effect") or interfere with the consummation of the transactions contemplated by this Agreement.

        4.2    Authorization; No Contravention.    The execution, delivery and performance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches or violations as would not, individually or in the aggregate, have a Material Adverse Effect or interfere with the consummation of the transactions contemplated by this Agreement; nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification (each, an "Authorization") of or with any such court or governmental agency or body is required for the sale of the Purchased Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such Authorizations as may be required under state or foreign securities or Blue Sky laws in connection with the purchase of the Purchased Shares by the Purchasers.

        4.3    Binding Effect.    This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

        4.4    Litigation.    Other than as set forth in the SEC Report, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or interfere with the consummation of the transactions contemplated by this Agreement; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

        4.5    Compliance with Laws.

          (a)   The Company and its subsidiaries are (A) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (B) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the SEC Report;

          (b)   (A) The Company and its subsidiaries own, possess, license or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the SEC Report to be conducted, except where the failure to own, possess or license would not, individually or in the aggregate, have a Material Adverse Effect; (B) except as set forth in the SEC Report, there are no pending actions, suits or proceedings against the Company, or to the knowledge of the Company, against any other entity or person, (i) challenging the Company's rights in or to any such Intellectual Property, (ii) challenging the validity or scope of any such Intellectual Property, or (iii) stating that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; (C) except as set forth in the SEC Report and excluding any action, suit or proceeding which would not reasonably be expected to have a Material Adverse Effect or interfere with the consummation of the transactions contemplated by this Agreement, to the Company's knowledge, there is no threatened action, suit or proceeding, or written claim received by the Company (i) challenging the Company's rights in or to any such Intellectual Property; (ii) challenging the validity or scope of any such Intellectual Property; or (iii) stating that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; and (D) except as set forth in the SEC Report and excluding any action, suit or proceeding which would not reasonably be expected to have a Material Adverse Effect or interfere with the consummation of the transactions contemplated by this Agreement, there is no infringement by third parties of any such Intellectual Property;

          (c)   Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder ("FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; the Company and its subsidiaries have conducted their businesses in compliance with the FCPA (as applicable) and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

          (d)   The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the rules and regulations thereunder (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened; and

          (e)   Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently targeted by any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or, to the knowledge of the Company, indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently targeted by any U.S. sanctions administered by OFAC.

        4.6    Capitalization.    The Company has an authorized capitalization as set forth in the SEC Report, and all of the issued shares of capital stock of the Company, including the Purchased Shares, have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the stock contained in the SEC Report; and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; the Purchased Shares to be sold by the Sellers to the Purchasers hereunder have been duly and validly authorized, are fully paid and non-assessable and conform to the description of the stock contained in the SEC Report.

        4.7    No Default or Breach; Contractual Obligations.    Neither the Company nor any of its subsidiaries is (A) in violation of its Certificate of Incorporation or By-laws or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of (B), a default which would not, individually or in the aggregate, have a Material Adverse Effect.

        4.8    SEC Report; Financial Statements.

          (a)   The SEC Report conforms in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder. The SEC Report does not, and as of the Closing Date the Registration Statement on Form S-1 (Registration Number 333-122565) (including the prospectus included therein) declared effective by the Commission will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. This representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any written information furnished to the Company by any underwriter or the selling stockholders.

          (b)   The audited consolidated financial statements of the Company and its Subsidiaries (balance sheet and statements of operations, cash flow and stockholders' equity, together with the notes thereto) for the fiscal years ended November 30, 2004 and November 30, 2003, which contain the unqualified report of Ernst & Young LLP (the "Audited Financial Statements"), set forth in the SEC Report are complete and correct in all material respects. The unaudited consolidated financial statements of the Company and its Subsidiaries (balance sheet and statements of operations, cash flow and stockholders' equity, together with the notes thereto) for the six months ended May 31, 2005 (the "Unaudited Financial Statements", and together with the Audited Financial Statements, the "Financial Statements") are complete and correct in all material respects. The Financial Statements (i) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other and (ii) fairly present in all material respects the financial condition, operating results and cash flows of the Company and its Subsidiaries as of the respective dates and for the respective periods indicated in accordance with GAAP.

          (c)   The Company (individually and on a consolidated basis) and each of its Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        4.9    No Material Adverse Change; Ordinary Course of Business.    Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the SEC Report any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the SEC Report, except for such loss or interference as would not, individually or in the aggregate, have a Material Adverse Effect; and, since the respective dates as of which information is given in the SEC Report, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its consolidated subsidiaries taken as a whole, otherwise than as set forth or contemplated in the SEC Report.

        4.10    Private Offering.    No registration of the Purchased Shares, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required for the offer or sale of the Purchased Shares by the Sellers. The Company agrees that neither it, nor anyone acting on its behalf, shall offer to sell any other securities of the Company so as to require the registration of the Purchased Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws.

        4.11    Broker's, Finder's or Similar Fees.    There are no brokerage commissions, finder's fees, placement fees, or similar fees or commissions payable by the Company or any of its Subsidiaries in connection with the transactions contemplated pursuant to this Agreement based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries or any action taken by any such Person.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        Each of the Purchasers hereby represents and warrants, severally and not jointly, to the Sellers and the Company on and as of the date hereof and the Closing Date as follows:

        5.1    Existence and Power.    Such Purchaser (a) is a limited partnership or limited liability company, as the case may be, duly organized and validly existing under the laws of the jurisdiction of its formation and (b) has the requisite partnership or limited liability company, as the case may be, power and authority to execute, deliver and perform its obligations under this Agreement.

        5.2    Authorization; No Contravention.    The execution, delivery and performance by such Purchaser of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary partnership or limited liability company, as the case may be, action, (b) do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof, (c) do not violate, conflict with or result in any breach, default or contravention of, or the creation of (or with due notice or lapse of time or both would result in any breach, default or contravention of), any Lien under, any Contractual Obligation of such Purchaser or a Requirement of Law applicable to such Purchaser, and (d) do not violate any Order of any Governmental Authority against, or binding upon, such Purchaser.

        5.3    Governmental Authorization; Third Party Consents.    No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares) by, or enforcement against, such Purchaser of this Agreement or the transactions contemplated hereby.

        5.4    Binding Effect.    This Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

        5.5    Purchase for Own Account.    The Purchased Shares to be acquired by such Purchaser pursuant to this Agreement are being acquired for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of such Purchased Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, any state of the United States or any foreign jurisdiction. Such Purchaser understands and agrees that such Purchased Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; and that the Purchased Shares cannot be sold, transferred or otherwise disposed of except in compliance with the Securities Act and applicable state and foreign securities laws, as then in effect. Such Purchaser agrees to the imprinting of a legend on certificates representing all of its Purchased Shares to the following effect:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

        5.6    Restricted Securities.    Such Purchaser understands that the Purchased Shares will not be registered at the time of their sale under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(1) of the Securities Act and that the reliance of the Company on such exemption is predicated in part on such Purchaser's representations set forth herein.

        5.7    Broker's, Finder's or Similar Fees.    There are no brokerage commissions, finder's fees or similar fees or commissions payable by such Purchaser in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.

        5.8    Accredited Investor.    Such Purchaser is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

        5.9    Group.    The Purchasers are Affiliates of each other and constitute a "group" (as defined in Rule 13d-5 promulgated under the Exchange Act). The Purchasers are also members of a "group" of investment entities that are Affiliates of GA LLC (such group, the "GAP Group"). The GAP Group beneficially owns assets with a fair market value in excess of $100 million.

        5.10    Disclosure.    The Purchasers have carefully reviewed the SEC Report and have been furnished with all other materials that they consider relevant to an investment in the Purchased Shares; the Purchasers have had a full opportunity to ask questions of and receive answers from the Sellers and the Company or any person or persons acting on behalf of such Persons concerning the terms and conditions of an investment in the Purchased Shares.

        5.11    Reliance.    The Purchasers are not relying upon, and have not relied upon, any statement, representation or warranty made by any person, including, without limitation, the placement agents and the underwriters in the IPO, except for the statements, representations and warranties contained in this Agreement.

ARTICLE VI

CONDITIONS TO THE OBLIGATION OF THE PURCHASER TO CLOSE

        The obligation of the Purchasers to purchase the Purchased Shares, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waived by, the Purchasers of the following conditions on or before the Closing Date.

        6.1    Secretary's Certificate.    The Purchasers shall have received a certificate from the Company, dated the Closing Date and signed by the Secretary of the Company, certifying (a) that the Company is in good standing with the Secretary of State of the State of Delaware, (b) that the attached copies of the Certificate of Incorporation, the Amended and Restated By-laws, resolutions of the Board of

Directors approving this Agreement and the transactions contemplated hereby, are all true, complete and correct and remain unamended and in full force and effect and (c) as to the incumbency and specimen signature of each officer of the Company executing this Agreement and any other document delivered in connection herewith on behalf of the Company.

        6.2    Purchased Shares.    The Sellers shall have delivered to each of the Purchasers certificates in definitive form, duly endorsed in blank or accompanied by duly executed stock powers, representing the number of Purchased Shares set forth opposite such Purchaser's name on Schedule 2.1 hereto.

        6.3    IPO.    The Company's Registration Statement on Form S-1 (Registration Number 333-122565) shall have been declared effective by the Commission, such Registration Statement shall remain effective, no stop order shall have been issued by the Commission against such Registration Statement and the Company shall have, simultaneously with the Closing, consummated the IPO.

ARTICLE VII

CONDITIONS TO THE OBLIGATION OF THE COMPANY AND THE SELLERS TO CLOSE

        The obligation of each Seller to sell the Purchased Shares and of each Seller and the Company to perform their respective obligations hereunder shall be subject to the satisfaction as determined by, or waived by, each Seller and the Company of the following conditions on or before the Closing Date; provided, however, that each Seller and the Company shall not be permitted to waive the conditions set forth in Section 7.2 without the prior written consent of Goldman, Sachs & Co. and Citigroup Global Markets Inc.

        7.1    Payment of Purchase Price.    Each Purchaser shall be prepared to pay the aggregate purchase price for the Purchased Shares to be purchased by such Purchaser.

        7.2    IPO.    The Company's Registration Statement on Form S-1 (Registration Number 333-122565) shall have been declared effective by the Commission, such Registration Statement shall remain effective, no stop order shall have been issued by the Commission against such Registration Statement and the Company shall have, simultaneously with the Closing, consummated the IPO.

ARTICLE VIII

INDEMNIFICATION

        8.1    Indemnification.

          (a)   Subject to the limitations set forth in Section 8.4, the Company and each Seller (each an "Indemnifying Party" and collectively, the "Indemnifying Parties"), jointly and severally, agree to indemnify, defend and hold harmless each of the Purchasers and its Affiliates and their respective officers, managers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an "Indemnified Party") to the fullest extent permitted by law from and against any and all losses, Claims, or written threats thereof (including, without limitation, any Claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between such Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise in the manner described in Section 8.2 below) or other liabilities (collectively, "Losses") resulting from or arising out of any breach of any representation or warranty, covenant or agreement by an Indemnifying Party in this Agreement or any certificate delivered hereunder.

          (b)   In connection with the obligation of the Indemnifying Parties to indemnify for expenses as set forth in clause (a) of this Section 8.1, each Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between such Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party) as they are incurred by such Indemnified Party; provided, however, that if such expenses arise out of any action, investigation or other proceeding commenced by an Indemnified Party (other than as a result of any action, Claim or written threat by a third party against the Indemnified Party), such Indemnifying Party shall reimburse such Indemnified Party for all such expenses only (x) after the final resolution or disposition of such action, investigation or other proceeding and (y) if such Indemnified Party prevails in such action, investigation or other proceeding; and provided, further, that if an Indemnified Party is reimbursed under this Article VIII for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that such expenses resulted or arose primarily from the gross negligence, bad faith, or willful misconduct of such Indemnified Party.

        8.2    Notification.    Each Indemnified Party under this Article VIII shall, promptly after the receipt of notice of the commencement of any Claim against such Indemnified Party in respect of which indemnity may be sought from an Indemnifying Party under this Article VIII, notify such Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify an Indemnifying Party of any such action shall not relieve such Indemnifying Party from any liability which it may have to such Indemnified Party under this Article VIII unless, and only to the extent that, such omission results in such Indemnifying Party's forfeiture of substantive rights or defenses, or otherwise materially prejudices such Indemnifying Party's defense of such Claim. In case any such Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, such Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnifying Party in its reasonable judgment; provided that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any Claim in which both an Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such Claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Party or (y) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that (i) the Indemnifying Party shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties, (ii) in any action between the Indemnifying Party and the Indemnified Parties, the Indemnifying Party shall reimburse the Indemnified Parties for such fees and expenses only (x) after the final resolution or disposition of such action and (y) if the Indemnified Party prevails in such action and (iii) in any action between the Indemnified Parties and any third party, the Indemnifying Party shall reimburse the Indemnified Parties for such fees and expenses as such fees and expenses are incurred. The Indemnifying Parties agree that they will not, without the prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such Claim. The Indemnifying Parties shall not be liable for any settlement of any Claim effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld.

        8.3    Contribution.    If the indemnification provided for in this Article VIII from an Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Losses for which such Indemnifying Party would otherwise be required to indemnify the Indemnified Party under this Article VIII, then such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of such Indemnifying Party and such Indemnified Party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and such Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

        8.4    Limits on Indemnification.

          (a)   Absent fraud or willful or intentional misconduct, the indemnification and contribution provided by the Indemnifying Parties pursuant to Sections 8.1(a), 8.2 and 8.3 shall be the sole and exclusive remedy for any Losses.

          (b)   The amount of any payment by each Seller to the Indemnified Parties under this Article VIII in respect of Losses resulting from or arising out of any indemnification or contribution claim made pursuant to Sections 8.1, 8.2 or 8.3 shall in no event exceed the product of (x) the number of Purchased Shares sold by such Seller and (y) the IPO Price. In addition, the Sellers shall only be liable for amounts payable under Sections 8.1, 8.2 or 8.3 in the event that (i) the Company is bankrupt or insolvent or (ii) an Indemnified Party shall have obtained a judicial judgment, order or decree (in each case, which has not been appealed) for amounts payable to such Indemnified Party under Sections 8.1, 8.2 and 8.3 and such Indemnified Party shall have made a demand upon the Company for payment of such amounts following such judgment, order or decree, which demand remains unsatisfied for 45 days or more.

ARTICLE IX

COVENANTS OF THE PARTIES

        9.1    Registration Rights.    On or prior to the second anniversary of the Closing Date, the Company shall either (i) deliver to (x) the Purchasers, an opinion of Davis Polk & Wardwell or another outside counsel reasonably acceptable to the Purchasers to the effect that a trier of fact, applying the particular facts and circumstances existing at the time such opinion is delivered, should not conclude that any of the Purchasers (or any Affiliate of the Purchasers that may then own the Purchased Shares) is an "affiliate" of the Company within the meaning of the Securities Act and (y) the Company's transfer agent, instructions to remove the legend set forth in Section 5.5 of this Agreement from the certificate(s) representing the Purchased Shares, and the Company's transfer agent shall have removed such legend from the certificate(s) representing the Purchased Shares in accordance with such instructions, or (ii) enter into a Registration Rights Agreement in form and substance reasonably satisfactory to the Purchasers and the Company (the "Purchasers' RRA") providing (A) the Purchasers with the right to demand registration of the resale of the Purchased Shares pursuant to a "shelf" Registration Statement on Form S-3 (or any other available form) in accordance with Rule 415 promulgated under the Securities Act; provided, however, that neither such right nor the Purchasers' RRA otherwise shall include any rights to demand an underwritten transaction either pursuant to the "shelf" registration statement or otherwise, (B) that such shelf Registration Statement shall remain in effect until such time as the Company can cause the delivery of the legal opinion set forth in clause (i) of this Section 9.1, (C) the Purchasers with "piggyback" rights on any registration by the Company pursuant to the Registration Rights Agreement between the Company and the selling stockholders identified in the SEC Report (the "Selling Stockholder RRA") or otherwise (other than a registration (i) on Form S-8 or S-4 or any successor or similar forms, (ii) relating to equity securities issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company, (iii) for its own account pursuant to Rule 415 or any successor rule thereto, or (iv) in connection with a direct or indirect acquisition by the Company of another company); provided, however, that to the extent that any "cutbacks" are required by the underwriters in any such "piggyback" registration, the number of shares to be offered by the Purchasers shall be "cutback" before the number of shares offered by the selling stockholders or the Company is "cutback" and (D) other customary terms and provisions; provided, however, that (a) the rights set forth in the Purchasers' RRA shall be subject in all cases to those set forth in the Selling Stockholder RRA, and (b) to the extent there is any conflict between the rights of the Purchasers and such selling stockholders (including, without limitation, to the extent that any "cutbacks" are required by the underwriters in a registration made pursuant to either the Purchasers' RRA or the Selling Stockholder RRA, the number of shares to be offered by the Purchasers shall be "cutback" before the number of shares offered by the selling stockholders is "cutback"), the rights of the selling stockholders shall prevail.

        9.2    Allocation of the Purchased Shares and the Purchase Price among the Purchasers.    No later than the fifth Business Day immediately prior to the Closing Date, the Purchasers shall deliver to the Company and the Sellers an updated Schedule 2.1 to this Agreement setting forth opposite each Purchaser's name the percentage of the aggregate number of shares of Class A Common Stock that will be purchased by such Purchaser. Notwithstanding the foregoing, the aggregate purchase price for all of the Purchased Shares shall in no event be less than $75,000,000.

        9.3    Lock-Up.    From the Closing Date until the date that is two (2) years following the Closing Date, none of the Purchasers shall, directly or indirectly, without the prior written consent of the Company, offer, sell, contract to sell, transfer, pledge, grant any option to purchase, make any short sale or otherwise dispose of (each such transaction, a "Transfer"), any of the Purchased Shares, or any options or warrants to purchase any of the Purchased Shares. However, nothing in this Section 9.3 shall prevent or restrict (a) any Purchaser from Transferring Purchased Shares in connection with a sale of the Company approved by the Board of Directors (whether by merger, consolidation, tender offer, exchange offer, sale of shares of capital stock, other business combination transaction, sale of all or substantially all of the assets or otherwise), (b) any Purchaser from Transferring Purchased Shares to any Affiliate of such Purchaser so long as such Affiliate is a member of the GAP Group, or (c) GapStar, LLC, an Affiliate of the Purchasers, from pledging no more than 1.3% of the Purchased Shares to a financial institution to secure a bona fide obligation to such financial institution; provided, however, that in each such case, it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Purchased Shares subject to the lock-up provisions in this Section 9.3 and that there shall be no further Transfer of such Purchased Shares except in accordance with the lock-up provisions of this Section 9.3. The foregoing restrictions are expressly agreed to preclude the Purchasers and any permitted transferees from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of any shares of the Company's common stock even if such shares would be disposed of by someone other than the Purchasers or any permitted transferee. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Purchased Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Purchased Shares.

ARTICLE X

TERMINATION OF AGREEMENT

        10.1    Termination.    This Agreement may be terminated prior to the Closing as follows:

          (a)   at any time on or prior to the Closing Date, by mutual written consent of the parties hereto; provided, however, that this Agreement shall not be terminated after the effective date of the Registration Statement on Form S-1 (Registration Number 333-122565) unless the underwriting agreement entered into by the Company in connection with the IPO is terminated prior to the closing of the IPO; or

          (b)   at the election of the Company, the Sellers or the Purchasers by written notice to the other parties hereto after 5:00 p.m., New York time, on December 31, 2005, if the Closing shall not have occurred, unless such date is extended by the mutual written consent of the parties hereto; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available (i) to any party whose breach of any representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date or (ii) if the Closing has not occurred solely because any party hereto has not yet obtained a necessary approval from any Governmental Authority.

        If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 10.2.

        10.2    Survival.    If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect; except for the provisions of this Section 10.2; provided, however, that none of the parties hereto shall have any liability in respect of a termination of this Agreement pursuant to Section 10.1(a) or Section 10.1(b); and provided, further, that none of the parties hereto shall have any liability for speculative, indirect, unforeseeable or consequential damages or lost profits resulting from any legal action relating to any termination of this Agreement.

ARTICLE XI

MISCELLANEOUS

        11.1    Survival of Representations and Warranties.    All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until the date that is ninety (90) days after the receipt by the Purchasers of audited consolidated financial statements of the Company and its Subsidiaries for the fiscal year ending November 30, 2006 (or, if such fiscal year changes and no such audited consolidated financial statements are available, then the successor fiscal year), except for the representations and warranties in Sections 3.3, 3.6, 4.6, 4.11 and 5.3, which shall survive indefinitely.

        11.2    Notices.    All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

    if to the Sellers:

    c/o Totalserve Management Limited
    Totalserve House Gr. Xenopoulou, 17
    P.C. 3106, Limassol, Cyprus
    Telecopy: + 357 258 66001
    Attention: Mrs. M. Dionysiou

    with a copy to:

    c/o Michael Kyprianou & Associates
    G. Digeni & Kannigos
    3035 Limassol, Cyprus
    Telecopy: + 357 253 63698
    Attention: Mr. P. Aristodemou

    and:

    IHS Inc.
    15 Inverness Way East
    Englewood, CO 80112

Telecopy:	(212) 850-8540
Attention:	Steve Green, Esq.

    Senior Vice President and General Counsel

    if to the Company:

    IHS Inc.
    15 Inverness Way East
    Englewood, CO 80112

Telecopy:	(212) 850-8540
Attention:	Steve Green, Esq.

    Senior Vice President and General Counsel

    with a copy to:

    Davis Polk & Wardwell
    450 Lexington Avenue
    New York, NY 10017

Telecopy:	(212) 450-3596
Attention:	Richard Sandler, Esq.

    if to the Purchasers:

    c/o General Atlantic Service Corporation
    3 Pickwick Plaza
    Greenwich, CT 06830

Telecopy:	(203) 622-8818
Attention:	Steven A. Denning Matthew Nimetz

    with a copy to:

    Paul, Weiss, Rifkind, Wharton & Garrison LLP
    1285 Avenue of the Americas
    New York, NY 10019-6064

Telecopy:	(212) 757-3990
Attention:	Douglas A. Cifu, Esq.

        All such notices, demands and other communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered; (ii) one Business Day after being sent, if sent via a reputable nationwide overnight courier service guaranteeing next business day delivery; (iii) five (5) Business Days after being sent, if sent by registered or certified mail, return receipt requested, postage prepaid; and (iv) when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 11.2 designate another address or Person for receipt of notices hereunder. Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party to whom it is given.

        11.3    Successors and Assigns; Third Party Beneficiaries.    This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the terms and conditions thereof, after the Closing Date, the Purchasers may assign any of their rights under this Agreement to any of their respective Affiliates. Neither the Sellers nor the Company may assign any of their rights under this Agreement without the written consent of the Purchasers. Except as provided in Article V, Article VII, Article VIII, Article X and Section 11.4(b), no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

        11.4    Amendment and Waiver.

          (a)   No failure or delay on the part of the Sellers, the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

          (b)   Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Sellers, the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Sellers, the Company and the Purchasers purchasing a majority of the Purchased Shares, and (ii) only in the specific instance and for the specific purpose for which made or given. Notwithstanding the foregoing, (A) this Agreement may not be amended after the execution of the underwriting agreement to be entered into by the Sellers and the Company in connection with the IPO and prior to the closing of the IPO and (B) this sentence, Article VII and the proviso set forth in Section 10.1(a) may not be amended after the date hereof, in each case of (A) and (B), without the prior written consent of Goldman, Sachs & Co. and Citigroup Global Markets Inc. Except where notice is specifically required by this Agreement, no notice to or demand on the Sellers or the Company in any case shall entitle the Sellers or the Company to any other or further notice or demand in similar or other circumstances.

        11.5    Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        11.6    Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        11.7    GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

        11.8    Severability.    If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

        11.9    Rules of Construction.    Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

        11.10    Entire Agreement.    This Agreement, together with the exhibits and schedules hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein. This Agreement, together with the exhibits and schedules hereto, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        11.11    Public Announcements.    Following the date hereof, the Company shall be permitted to issue a press release in compliance with Rule 135 under the Securities Act and file the SEC Report with disclosure relating to this Agreement and the transactions contemplated hereby and to file this Agreement with the SEC Report or a subsequent amendment. The Purchasers shall have the opportunity to review and comment on the press release prior to its issuance and to review and comment on any portion of the SEC Report or any amendment thereto that describes the Transaction or the Purchasers, which review and comment shall be provided as expeditiously as possible and in any event within 24 hours of delivery. Any such press release shall be in form and substance reasonably satisfactory to the Purchasers. Except as set forth in the previous sentence, neither the Sellers, the Company nor the Purchasers will issue any press release or make any public statements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto, except to the extent such party reasonably believes such press release or public statement is required by applicable law or stock market regulations; provided, however, that the Sellers, the Company and the Purchasers may make reasonable public statements consistent with prior public statements otherwise permitted under this Section 11.11; and provided, further, that following the Closing, GA LLC may disclose on its worldwide web page, www.generalatlantic.com, the name of the Company, the name of the Chief Executive Officer of the Company, a brief description of the business of the Company, the Company's logo and the aggregate amount of the Purchasers' investment in the Company. Notwithstanding the foregoing, neither the Sellers nor the Company will use or refer to the name of any Purchaser in any public statement or disclosure without the consent of such Purchaser except to the extent that such party reasonably believes such statement or disclosure is required by applicable law or stock market regulations.

        11.12    Further Assurances.    Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Amended and Restated Stock Purchase Agreement on the date first written above.

URPASIS INVESTMENTS LIMITED
By:	/s/ I.C.M. ROBERTSON		/s/ MELINDA DIONYSIOU
	Name:	I.C.M. Robertson	Filgass Holdings Limited
	Title:	Director	Director
URVANOS INVESTMENTS LIMITED
By:	/s/ I.C.M. ROBERTSON		/s/ MELINDA DIONYSIOU
	Name:	I.C.M. Robertson	Filgass Holdings Limited
	Title:	Director	Director
IHS INC.
By:	/s/ STEPHEN GREEN
	Name:	Stephen Green
	Title:	Senior Vice President and General Counsel
GENERAL ATLANTIC PARTNERS 82, L.P.
By:	GENERAL ATLANTIC LLC, its General Partner
By:	/s/ MATTHEW NIMETZ
	Name:	Matthew Nimetz
	Title:	A Managing Director
GAP COINVESTMENTS III, LLC
By:	/s/ MATTHEW NIMETZ
	Name:	Matthew Nimetz
	Title:	A Managing Member
GAP COINVESTMENTS IV, LLC
By:	/s/ MATTHEW NIMETZ
	Name:	Matthew Nimetz
	Title:	A Managing Member

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AMENDED AND RESTATED STOCK PURCHASE AGREEMENT
Table of Contents
AMENDED AND RESTATED STOCK PURCHASE AGREEMENT
ARTICLE I DEFINITIONS
ARTICLE II PURCHASE AND SALE OF CLASS A COMMON STOCK
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLERS
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
ARTICLE VI CONDITIONS TO THE OBLIGATION OF THE PURCHASER TO CLOSE
ARTICLE VII CONDITIONS TO THE OBLIGATION OF THE COMPANY AND THE SELLERS TO CLOSE
ARTICLE VIII INDEMNIFICATION
ARTICLE IX COVENANTS OF THE PARTIES
ARTICLE X TERMINATION OF AGREEMENT
ARTICLE XI MISCELLANEOUS